SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                           Date of Report: May 6, 1997
                        (Date of earliest event reported)



                      VIRGINIA FIRST FINANCIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Virginia                      0-28408                  54-1678497
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

           Franklin and Adams Streets                 23804-2009
              Petersburg, Virginia                    (Zip Code)
    (Address of Principal Executive Offices)



               Registrant's telephone number, including area code:
                                 (804) 733-0333







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Item 5.  Other Events.

         On May 6, 1997, Virginia First Financial Corporation, a Virginia corporation (the "Registrant"), Southern National Corporation, the name of which is to be changed to BB&T Corporation, a North Carolina corporation ("SNC"), and BB&T Financial Corporation of Virginia, a Virginia corporation and wholly-owned subsidiary of SNC ("BB&T"), entered into an Agreement and Plan of Reorganization and a related Plan of Merger (the "Merger Agreement"), pursuant to which the Registrant will be merged with and into BB&T, with BB&T as the surviving corporate entity (the "Merger").

         Under the terms of the Merger Agreement, each share of the Registrant's common stock ("VFFC Common Stock") issued and outstanding immediately prior to the consummation of the Merger will be converted into and will represent the right to receive both shares of the common stock of SNC ("SNC Common Stock") and cash (collectively, the "Merger Consideration"). Based upon certain price protection features in the Merger Agreement, the value of the Merger Consideration (based on the Closing Value of SNC Common Stock, as that term is defined in the Merger Agreement) will not be less than $22.50 and will not be more than $25.00. If the Closing Value of SNC Common Stock is less than $30.00, the Registrant can elect to receive Merger Consideration with a value (based on the Closing Value of SNC Common Stock) less than $22.50 or to terminate the Merger Agreement. In addition, 30% of the Merger Consideration will be cash, and 70% of the Merger Consideration will be shares of SNC Common Stock, with such percentages being subject to adjustment in the event that the Closing Value of SNC Common Stock is less than $33.75. On May 5, 1997, the day before the announcement of the Merger, the closing price of SNC Common Stock was $40.83. A copy of the Merger Agreement is filed as an exhibit to this report and is incorporated herein by reference.

         Also on May 6, 1997, the Registrant and SNC entered into a Stock Option Agreement (the "Stock Option Agreement"). Under the terms of the Stock Option Agreement, the Registrant granted to SNC an option to purchase up to 19.9% of the total shares of VFFC Common Stock currently outstanding. The Stock Option Agreement is exercisable only under certain circumstances. A copy of the Stock Option Agreement is also filed as an exhibit to this report and is incorporated herein by reference.

         The Merger Agreement and Stock Option Agreement, and the transactions contemplated therein, were approved by the Boards of Directors of the Registrant and SNC and are subject to, among other things, the approval of the shareholders of the Registrant and the approvals of federal and state banking regulators. Such agreements and transactions are also subject to SNC's right to perform due diligence for a period ending July 31, 1997.

         The Merger will be accounted for as a purchase.

         SNC, through its subsidiaries, operates 423 banking offices in 221 cities and towns in North Carolina, South Carolina and Virginia.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  None.

                                      -2-
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         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  2 Agreement and Plan of Reorganization, dated as of May 6, 1997, among Virginia First Financial Corporation, BB&T Financial Corporation of Virginia and Southern National Corporation, the name of which is to be changed to BB&T Corporation.

                  99.1 Stock Option Agreement, dated as of May 6, 1997, by and between Virginia First Financial Corporation and Southern National Corporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 VIRGINIA FIRST FINANCIAL CORPORATION
                                          (Registrant)



Date:  May 9, 1997               By: /s/ Charles A. Patton
                                     ---------------------
                                          Charles A. Patton
                                          President and Chief Executive Officer

                                  Exhibit Index

Number            Document

2 Agreement and Plan of Reorganization, dated as of May 6, 1997, among Virginia First Financial Corporation, BB&T Financial Corporation of Virginia and Southern National Corporation, the name of which is to be changed to BB&T Corporation.

99.1 Stock Option Agreement, dated as of May 6, 1997, by and between Virginia First Financial Corporation and Southern National Corporation.